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                                                                     Exhibit 4.7

                       NONQUALIFIED STOCK OPTION AGREEMENT
                     (WITH AUTHORIZATION FOR EARLY EXERCISE)


OPTIONEE:
         ---------------------------------------

DATE OF GRANT:
              ----------------------------------


     AGREEMENT between Carbon Energy Corporation (the "Company"), and the above named Optionee ("Optionee").

     The Company and Optionee agree as follows:

1.   GRANT OF OPTION.

     Optionee is hereby granted a Nonqualified Stock Option (the "Option") to purchase Common Stock of the Company pursuant to the Carbon Energy Corporation 1999 Stock Option Plan (the "Plan"). The Option is not intended to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code. The Option and this Agreement are subject to and shall be construed in accordance with the terms and conditions of the Plan, as now or hereinafter in effect. Any terms which are used in this Agreement without being defined and which are defined in the Plan shall have the meaning specified in the Plan.

2.   DATE OF GRANT.

     The date of the grant of the Option is the date first set forth above, the date of the action by the Plan Administrator in granting the same.

3.   NUMBER AND PRICE OF SHARES.

     The number of shares as to which the Option is granted is the number set forth in Schedule 3A to this Agreement. The purchase price per share is the amount set forth in Schedule 3B to this Agreement.

4.   EXPIRATION DATE.

     Unless sooner terminated as provided in Section 5.4 or Section 10 of the Plan, the Option shall expire and terminate on the date set forth in Schedule 4 to this Agreement, and in no event shall the Option be exercisable after that date.

5.   MANNER OF EXERCISE.

     Except as provided in this Agreement, the Option shall be exercisable, in whole or in part, from time to time, in the manner provided in Section 8 of the Plan.

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6.   TIME OF EXERCISE.

     The Option granted hereby shall become vested in and exercisable by Optionee on the dates and subject to the conditions set forth in Schedule 6 to this Agreement; provided, however, that Optionee must have been continuously employed by the Company or a Subsidiary thereof from the date of grant of the Option until the date specified on Schedule 6 or until the conditions specified on Schedule 6 have been satisfied.

7.   EARLY EXERCISE.

     Notwithstanding the provisions of Section 6, Optionee may elect at any time prior to the termination of Optionee's employment with the Company or a Subsidiary thereof to exercise the Option as to any part or all of the shares subject to this Option, including without limitation, shares with respect to which the Option has not yet vested pursuant to Section 6; provided, however, that (i) a partial exercise of this Option shall be deemed to apply first to vested shares and then to the earliest vesting installment of unvested shares, and (ii) upon exercise of the Option with respect to unvested shares, Optionee shall execute and deliver to the Company an Early Exercise Stock Repurchase Agreement in substantially the form attached to this Agreement as EXHIBIT A, which Agreement shall apply with respect to the unvested shares. Execution and delivery of the Early Exercise Stock Repurchase Agreement prior to the transfer or delivery of any shares and prior to the expiration of the option period shall be a condition precedent to the right to purchase such shares. The election provided in this Section 7 to purchase shares prior to the vesting of the Option shall cease upon termination of Optionee's employment with the Company or a Subsidiary thereof and may not be exercised after the date of such termination.

8.   NONTRANSFERABILITY OF OPTION.

     The Option is not transferable by Optionee other than by Will or the laws of descent and distribution, and the Option shall be exercisable during Optionee's lifetime only by Optionee; provided that the Optionee may transfer an Option solely to (i) members of the Optionee's immediate family (children, grandchildren, or spouse); (ii) trusts for the benefit of such family members; or (iii) partnerships where the only partners are such family members. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Option contrary to the provisions hereof, or upon the levy of any attachment or similar process upon the Option, the Option shall immediately become null and void.

9.   WITHHOLDING FOR TAXES.

     Optionee shall reimburse the Company, in cash or by certified or bank cashier's check, for any federal, state or local taxes required by law to be withheld with respect to the exercise of the Option. The Company shall have the right to deduct from any salary or other payments to be made to Optionee any federal, state or local taxes required by law to be so withheld. The Company's obligation to deliver a certificate representing the Common Stock acquired upon exercise of the Option is subject to the payment by Optionee of any applicable federal, state and local withholding tax.

10.  LEGENDS.

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     Certificates representing Common Stock acquired upon exercise of this
Option may contain such legends and transfer restrictions as the Company shall deem reasonably necessary or desirable, including, without limitation, legends restricting transfer of the Common Stock until there has been compliance with federal and state securities laws.

11.  EMPLOYEE BENEFITS.

     Optionee agrees that the grant and vesting of the Option and the receipt of shares of Common Stock upon exercise of the Option will constitute special incentive compensation that will not be taken into account as "salary" or "compensation" or "bonus" in determining the amount of any payment under any pension, retirement, profit sharing or other remuneration plan of the Company unless otherwise provided in such plan.

12.  AMENDMENT.

     Subject to the terms and conditions of the Plan, the Plan Administrator may modify, extend or renew the Option, or accept the surrender of the Option to the extent not theretofore exercised and authorize the granting of new Options in substitution therefor, except that no such action shall diminish or impair the rights under the Option without the consent of Optionee.

13.  INTERPRETATION.

     The interpretations and constructions of any provision of and determinations on any question arising under the Plan or this Agreement shall be made by the Plan Administrator, and all such interpretations, constructions and determinations shall be final and conclusive as to all parties.

14.  RECEIPT OF PLAN.

     By entering into this Agreement, Optionee acknowledges (i) that he or she has received and read a copy of the Plan and (ii) that this Agreement is subject to and shall be construed in accordance with the terms and conditions of the Plan, as now or hereinafter in effect.

15.  GOVERNING LAW.

     This Agreement shall be construed and shall take effect in accordance with the laws of the State of Colorado, without regard to the conflicts of laws rules of such State.

16.  MISCELLANEOUS.

     This Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto. If any provision of this Agreement, or the application thereof, shall for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other circumstances shall be interpreted so as best to reasonably effect the intent of the parties hereto. All notices or other communications which are required to be given or may be given to either party pursuant to the terms of this Agreement shall

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be in writing and shall be delivered personally or by registered or certified mail, postage prepaid, to the address of the parties as set forth following the signature of such party. Notice shall be deemed given on the date of delivery in the case of personal delivery or on the delivery or refusal date as specified on the return receipt in the case of registered or certified mail. Either party may change its address for such communications by giving notice thereof to the other party in conformity with this Section 16.

     IN WITNESS WHEREOF, the Company by a duly authorized officer of the Company and Optionee have executed this Agreement on ___________, effective as of the date of grant.


                                        CARBON ENERGY CORPORATION



                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------
                                        Address: 1700 Broadway, Suite 1150
                                                 Denver, CO 80290
                                                 -------------------------------


                                        OPTIONEE:
                                                 -------------------------------
                                        Address:
                                                --------------------------------

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                                    SCHEDULES
                                       TO
                       NONQUALIFIED STOCK OPTION AGREEMENT
                     (WITH AUTHORIZATION FOR EARLY EXERCISE)

SCHEDULE

3A   Number of Shares of Stock:
                               ------------------

3B   Purchase Price per Share:
                               ------------------

4    Expiration Date:
                               ------------------

6    Vesting Schedule:

                                                   Number of Shares
                 Date                          Which Become Exercisable
                 ----                          ------------------------


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

           ADDITIONAL CONDITIONS TO VESTING: Notwithstanding the foregoing, no portion of the Option shall be vested and exercisable until the following conditions have been satisfied:

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